Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in Amendment No. 1 to Registration Statement No. 333-56990 on Form S-6 of our report dated April 19, 2001, relating to the statement of condition of Equity Investor Fund, Broadband Portfolio 2001 Series B, Defined Asset Funds and to the reference to us under the heading "How The Fund Works—Auditors" in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
 New York, NY
April 19, 2001